File No. 333-35750
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       As filed with the Securities & Exchange Commission on July 18, 2000
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                           FORM SB-2- AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                          CASCADIA CAPITAL CORPORATION
                 (Name of small business issuer in its charter)


                                     Nevada
            (State or jurisdiction of Incorporation or organization)


                                      6770
                (Primary Standard Industrial Identification No.)


                                   98-0222922
                      (I.R.S. Employer Classification No.)


                      Suite 2901, 1201 Marinaside Crescent
                                 Vancouver, B.C.
                                 V6Z 2V2 Canada
(Address of principal place of business or intended principal place of business)


                                   Keith Ebert
                          Cascadia Capital Corporation
                      Suite 2901, 1201 Marinaside Crescent
                                 Vancouver, B.C.
                                 V6Z 2V2 Canada
                                  (604)681-9588
            (Name, address and telephone number of agent for service)


                                   Copies to:

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                                 Vancouver, B.C.
                                 V6C 1T2 Canada
                                  (604)681-9588

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

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TITLE OF EACH
CLASS OF                                    PROPOSED                  PROPOSED                   AMOUNT OF
SECURITIES TO           AMOUNT TO BE        MAXIMUM OFFERING          MAXIMUM AGGREGATE          REGISTRATION
BE REGISTERED           REGISTERED          PRICE PER UNIT (1)        OFFERING PRICE             FEE
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Common Stock,                500,000                 $0.20                    $100,000                  $26.40
Par value
$0.0001
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(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2:

ITEM NO.             REQUIRED ITEM                                 LOCATION OF CAPTION IN PROSPECTUS
--------             -------------                                 ---------------------------------
1.                   Forepart of the Registration Statement and    Cover Page; Outside Front Page of Prospectus
                     Outside Front Cover of Prospectus

2.                   Inside Front and Outside Back Cover Pages     Inside Front and Outside Back Cover Pages of
                     of Prospectus                                 Prospectus

3.                   Summary Information and Risk Factors          Prospectus Summary; Risk Factors

4.                   Use of Proceeds                               Use of Proceeds

5.                   Determination of Offering Price               Prospectus Summary - Determination of
                                                                   Offering Price; Risk Factors; Plan of Distribution

6.                   Dilution                                      Dilution

7.                   Selling Security Holders                      Not Applicable

8.                   Plan of Distribution                          Plan of Distribution

9.                   Legal Proceedings                             Legal Proceedings

10.                  Director, Executive Officer, Management and   Management
                     Promoters and Control Persons

11.                  Security Ownership of Certain Beneficial      Principal Shareholders
                     Owners and Management

12.                  Description of Securities                     Description of Securities

13.                  Interest of Named Experts and Counsel         Not Applicable

14.                  Disclosure of Commission Position on          Indemnification of Officers and Directors
                     Indemnification for Securities Act
                     Liabilities

15.                  Organization within Last Five Years           Management, Certain Transactions

16.                  Description of Business                       Business

17.                  Management's Discussion and Analysis or       Plan of Operation
                     Plan of Operation

18.                  Description of Property                       Description of Property

19.                  Certain Relationships and Related             Certain Transactions
                     Transactions

20.                  Market for Common Equity and Related          Prospectus Summary, Market for Our Common
                     Stockholder Matters                           Stock; Shares Eligible for Future Sale

21.                  Executive Compensation                        Executive Compensation

22.                  Financial Statements                          Financial Statements

23.                  Changes in and Disagreements with             Not Applicable
                     Accountants on Accounting and Financial
                     Disclosure

PART II

24.                  Indemnification of Directors and Officers     Indemnification of Directors and Officers

25.                  Other Expenses of Issuance and Distribution   Other Expenses of Issuance and Distribution

26.                  Recent Sales of Unregistered Securities       Recent Sales of Unregistered Securities

27.                  Exhibits                                      Exhibits

28.                  Undertakings                                  Undertakings

                             INITIAL PUBLIC OFFERING
                                   PROSPECTUS

                          CASCADIA CAPITAL CORPORATION

                         500,000 SHARES OF COMMON STOCK
                                 $0.20 PER SHARE


Cascadia Capital Corporation is a startup company organized in the State of Nevada as a blank check company. Our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

We are offering these shares through our president, Mr. Keith Ebert, without the use of a professional underwriter. We will not pay commissions on stock sales.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

This offering will expire 12 months from the effective date of this prospectus. The offering may be extended for an additional 90 days in our discretion.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              Offering Information

                                                            PER SHARE               TOTAL
                                                            ---------               -----
Initial public offering price                                 $0.20              $100,000.00
Underwriting discounts/commissions                            $0.00                    $0.00
Estimated offering expenses                                   $0.00                    $0.00
Net offering proceeds to Cascadia Capital Corporation         $0.20              $100,000.00


The date of this Prospectus is July 18, 2000

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY ...................................................................................................   7
LIMITED STATE REGISTRATION ...........................................................................................   7
SUMMARY FINANCIAL INFORMATION ........................................................................................   7
RISK FACTORS .........................................................................................................   9
   We have no operating history or revenue which would permit you to judge the probability of our success. ...........   9
   Money you invest will be unavailable for your use for an extended period of time. .................................   9
   The amount of money we are raising may not be enough for us to succeed financially or to fund the development of our business acquisition. ......................................................................................  10
   We have no funds and do not have a full time management team that can conduct a complete investigation and analysis of a target, merger or acquisition candidate.  We may not find a suitable candidate. .....................  10
   A change in control of the company and change in management may occur which could adversely affect our success.....  10
   There is no market on which our shares trade and there is a limited number of states in which you may sell your shares which severely limits your liquidity. .................................................................  10
   We have no agreement for a business combination or other transaction in place. ....................................  10
   Our management is under no contractual obligation to remain with us and their departure could cause our business to fail. .................................................................................................  11
   Our sole director and officer is affiliated with other blank check companies which creates a conflict of interest. .........................................................................................................  11
   Our proposed acquisition may result in new management and a loss of control of corporate affairs. .................  11
   We will not engage professional underwriters to help sell our shares. .............................................  11
   Determination of Offering Price. ..................................................................................  12
   Management may sell shares at a premium to the price paid to other shareholders. ..................................  12
HOW RULE 419 PROTECTS YOU UNTIL WE FIND AN ACQUISITION CANDIDATE .....................................................  12
DILUTION .............................................................................................................  13
USE OF PROCEEDS ......................................................................................................  14
CAPITALIZATION .......................................................................................................  15
DESCRIPTION OF BUSINESS ..............................................................................................  15
PLAN OF OPERATION ....................................................................................................  16
DESCRIPTION OF PROPERTY ..............................................................................................  18
PRINCIPAL SHAREHOLDERS ...............................................................................................  18
MANAGEMENT ...........................................................................................................  19
EXECUTIVE COMPENSATION ...............................................................................................  20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .......................................................................  21
LEGAL PROCEEDINGS ....................................................................................................  21
MARKET FOR OUR COMMON STOCK ..........................................................................................  21
DESCRIPTION OF SECURITIES ............................................................................................  22
SHARES ELIGIBLE FOR FUTURE RESALE ....................................................................................  23
WHERE CAN YOU FIND MORE INFORMATION? .................................................................................  23
REPORTS TO STOCKHOLDERS ..............................................................................................  24
PLAN OF DISTRIBUTION .................................................................................................  24
LEGAL MATTERS ........................................................................................................  25
EXPERTS ..............................................................................................................  25
FINANCIAL STATEMENTS .................................................................................................  26
INDEMNIFICATION OF OFFICERS AND DIRECTORS ............................................................................  27
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ..........................................................................  27
RECENT SALES OF UNREGISTERED SECURITIES ..............................................................................  27

                               PROSPECTUS SUMMARY

We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with another business or company. We have no present plans, proposals or agreements to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to the sale of initial shares for our organization and to producing a prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at Suite 2901, 1201 Marinaside Crescent, Vancouver, British Columbia, V6Z 2V2. Our phone number is (604)681-9588.

                                  The Offering

Securities offered by the Company:                500,000 shares of common stock, $0.001 par value, being offered at $0.20 per share.

Common stock outstanding prior to the offering:   4,700,000 shares

Common stock to be outstanding after the          5,200,000 shares
offering:


                           LIMITED STATE REGISTRATION

Our common shares may not be sold by us or resold by you in the states of Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington.

                          SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data. The historical financial data for the four months fiscal period from inception to February 29, 2000 has been derived from our audited financial statements which are contained in this Prospectus.

                                February 29, 2000

                                INCOME STATEMENT:

                                                        Four Month Period
                                                        from inception to
                                                        February 29, 2000
                                                            (Audited)
Revenue                                                         $0.00
Expenses                                                    $3,713.00
Net Income (loss)                                          $(3,713.00)
Basic Earnings (loss) per share                                $(0.01)
Basic Number of Common Shares Outstanding                4,700,000

BALANCE SHEET (at end of period)
Total Assets                                                $2,487.00
Total Liabilities                                           $1,500.00
Total Shareholders Equity (Net Assets)                        $987.00
Net Income per share on a fully diluted basis                  $(0.01)

Expiration Date
---------------

This offering will expire 12 months from the date of this prospectus. There is no minimum number of securities that must be sold in the offering. The offering may be extended for an additional 90 days in our discretion.

Prescribed Acquisition Criteria
-------------------------------

Rule 419 requires that, before the cash and shares from this offering can be released, we must sign an agreement to acquire a business meeting certain criteria. The agreement must provide for the acquisition of a business or assets for which the fair value represents at least 80% of the maximum offering proceeds. The agreement must include a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $80,000 (80% of $100,000).

Post-Effective Amendment
------------------------

Once the agreement governing the acquisition of a business meeting the required criteria has been signed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the business to be purchased including audited financial statements, the results of this offering and the use of the money disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer required by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the cash and shares can be released from escrow.

Reconfirmation Offering
-----------------------

The reconfirmation offer must be made after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

         The prospectus contained in the post-effective amendment will be sent to each investor whose shares are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

         Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

         If we do not receive written notification from any investor within 45 business days following the effective date, the portion of the funds and any related interest or dividends held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail.


         The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $80,000 elect to reconfirm their investment.


         If an acquisition has not closed within 18 months of the effective date of this prospectus, the funds held in the escrow account will be returned to all investors on a proportionate basis within 5 business days by first class mail.

Release Of Securities And Funds
-------------------------------

The cash from this offering will be released to us, and the shares will be released to you, only after:

         The escrow agent has received a signed representation from us that:

         We have signed an agreement for the acquisition of a business whose fair market value represents at least 80% of the maximum offering proceeds and have filed the required post-effective amendment.

         The post-effective amendment has been declared effective.

         We have satisfied all of the prescribed conditions of the reconfirmation offer.

         We have closed the acquisition of a business with a fair value of at least 80% of the maximum proceeds.

                                  RISK FACTORS

An investment in our business is risky and could result in a loss of your entire investment. The risk factors include the following:

We have no operating history or revenue which would permit you to judge the probability of our success.
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We have no operating history nor any revenues from operations since our incorporation. We have no significant assets or financial resources. Our lack of operating history makes it very difficult for you to make an investment decision based upon our managerial skill or ability to successfully complete a merger with an acquisition candidate. In the event our business fails as a result of our lack of experience, you could lose your entire investment.

Money you invest will be unavailable for your use for an extended period of time.
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It is likely that we will require many months to locate an acquisition candidate. It is possible that you will have to wait 18 months from the effective date of this prospectus for the return of your funds without interest. Your funds will be unavailable for any other use during this period. Any money you invest in us will be returned only in the event investors representing 80% of the maximum offering proceeds do not elect to reconfirm their investment in the business combination which we may select.

The amount of money we are raising may not be enough for us to succeed financially or to fund the development of our business acquisition.
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As of February 29, 2000, we had $2,487 in assets and $1,500 in liabilities. We had $987 in our treasury. Even if all the shares which we are offering are sold, the proceeds may not be enough for us to fund the development of our acquisition candidate. Many of the acquisition candidates we will be reviewing will require large sums of money to succeed, perhaps even millions of dollars. If we are unable to raise additional financing, our company could fail and you could lose your entire investment.

We have no funds and do not have a full time management team that can conduct a complete investigation and analysis of a target, merger or acquisition candidate.
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We may not find a suitable candidate. We do not have funds to hire skilled managers and current management of our company has limited time to complete a full investigation of potential acquisition candidates. As a result, we may make a poor decision in which business which we acquire or we may be unable to identify any acquisition candidate. In the event we do not identify an acquisition candidate, you will lose the use of your investment money without interest for a period of approximately 18 months. In the event management makes a poor decision on which candidate should be acquired and this offering is reconfirmed as required by Rule 419, you may lose your entire investment as a result of the failure of our business.

A change in control of the company and change in management may occur which could adversely affect our success.
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A business combination involving the issuance of our shares may result in shareholders of a private company obtaining a controlling interest in our company. A business combination may also result in our director being required to resign or in management being required to sell all or a portion of their shares. A change of control or change in management could result in the appointment of new members of management who are not as capable as current management or who may make business decisions which cause the failure of our company.

There is no market on which our shares trade and there is a limited number of states in which you may sell your shares which severely limits your liquidity.
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Even if we are successful in completing a merger or acquisition, we may not be successful in listing our shares on a public market. Until our shares are listed on a public market, you have no liquidity to sell your shares and you will not be able to obtain a return on your investment. If our shares are never listed on a public market, it may be impossible for you to recover the money you invested in our shares. The following states restrict the sale and resale of shares of blank check companies: Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington. You are unable to liquidate your investment by selling our shares in these states.

We have no agreement for a business combination or other transaction in place.
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We have no arrangement, agreement or understanding to engage in a merger, joint venture or acquisition of a private or public entity. We may not successfully identify a suitable business opportunity or conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. In the event that we are unable to complete a business acquisition, the funds you invest will be unavailable for your use for up to 18 months.

Our management is under no contractual obligation to remain with us and their departure could cause our business to fail.
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Our sole director and officer, Mr. Keith Ebert, has varied business interests and is working for other blank check companies. Mr. Ebert has not signed a written employment agreement with us and we cannot afford to pay Mr. Ebert. In the event Mr. Ebert decides to resign as director and officer of our company, we may be unable to attract another qualified officer and director which would severely impact the company's ability to find an acquisition candidate. In the event Mr. Ebert resigns after we conclude an acquisition, his departure could result in the failure of our company and the loss of your entire investment.

Our sole director and officer is affiliated with other blank check companies which creates a conflict of interest.
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Our sole director and officer is affiliated with three other blank check companies, Fidelity Capital Concepts Limited, Lions Gate Investment Limited and Triple 8 Development Corporation which creates a conflict of interest. The identification of a merger target or acquisition candidate is the sole responsibility of Mr. Ebert. He will decide which of the blank check companies he is affiliated with will acquire which acquisition candidate. As a result, it is possible that Mr. Ebert may choose acquisition candidates for other blank check companies instead of our company or may choose a more successful acquisition candidate for another blank check company. This conflict of interest could result in our company never identifying an acquisition candidate or in selecting a poor acquisition candidate resulting in the failure of our business. Mr. Ebert also has other business interests which demand his time and attention and which may conflict with his ability to devote sufficient time to us to make our business a success.

Our proposed acquisition may result in new management and a loss of control of corporate affairs.
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A business combination involving the issuance of our common stock may result in our current shareholders losing controlling interest to the shareholders of another company. If this occurs, our sole officer and director, Mr. Keith Ebert, may be forced or requested to resign his positions in order for new management to be appointed. New management may make business decisions which are not in the interest of our current shareholders and a change of control may result in our current shareholders losing direction over our corporate affairs.

We will not engage professional underwriters to help sell our shares.
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We are selling shares through our president, Mr. Keith Ebert, without the use of a professional securities underwriting firm. Professional underwriters have extensive contacts and networks which they can rely on in raising money for companies. Professional underwriters also conduct extensive due diligence on potential acquisition candidates. Our management does not have an extensive network of contacts which can finance our company nor does our management have the time availability to complete a due diligence review of acquisition candidates to the extent that would be completed by a professional underwriter. Our decision not to use a professional underwriter could result in us not raising enough capital to attract an acquisition candidate or in selecting a poor acquisition candidate. The result could be the failure of our business and the loss of your entire investment.

Determination of Offering Price
-------------------------------

The offering price of $0.20 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         Estimates of our business potential
         Our limited financial resources
         The amount of equity desired to be retained by present shareholders The amount of dilution to the public
         The general condition of the securities markets

Management may sell shares at a premium to the price paid to other shareholders.
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Management may consent to the purchase of a portion or all of their shareholdings as a condition or in connection with a proposed merger or acquisition. A premium may be paid for management shares in connection with such a merger or acquisition transaction as management shares represent a control position in the company. The potential for management's shares being purchased at a premium could put management in a conflict of interest position where management's own pecuniary interests rank ahead of those of the company's other shareholders. This could result in management agreeing to an acquisition which is in management's best interests and which may be less beneficial to the company's other shareholders.

HOW RULE 419 PROTECTS YOU UNTIL WE FIND AN ACQUISITION CANDIDATE

Rule 419 requires that your money and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         (1) We must sign an agreement for the acquisition of a business or asset which has a fair value of at least 80% of the maximum offering proceeds

         (2) We must file a post-effective amendment to the registration statement that includes the results of this offering including how much we raised, how much we have spent and what we still have in escrow. We must disclose the specific amount and use of funds spent by us, including, payments to officers, directors, controlling shareholders or affiliates. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

         (3) We will mail a copy of the prospectus to each investor within five business days of a post-effective amendment. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the cash and shares.

Accordingly, we have entered into an escrow agreement with City National Bank which provides that:

         Your funds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and interest, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, Canadian government or federal government securities or securities for which the principal or interest is guaranteed by the Canadian government or federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may not be transferred or disposed.

                                    DILUTION

The difference between the initial public offering price per share of our shares and the net tangible book value per share after this offering constitutes the dilution to investors in our offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

As of February 29, 2000, our net tangible book value was $987 or $0.0002 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 500,000 shares of common stock offered through this prospectus at an initial public offering price of $0.20 per share, and after deducting estimated expenses of the offering, our adjusted pro forma net tangible book value as of February 29, 2000, would have been $100,987 or $0.0194 per share. This represents an immediate increase in net tangible book value of $0.0192 per share to existing shareholders and an immediate dilution of $0.9806 per share to investors in this offering. The following table illustrates this per share dilution:


         Public offering price per share                                      $0.20

         Net tangible book value per share before offering                    $0.0002

         Increase per share attributable to new investors                     $0.0192
                                                                              -------

         Dilution per share to new investors                                               $0.9806
                                                                                           =======


----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
----------------------------------------------------------------------------------------------------------------------
               4,700,000                               2,450.00                                0.0002
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----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES AFTER                   TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
               OFFERING                           RECEIVED FOR SHARES                 PER SHARE AFTER OFFERING
----------------------------------------------------------------------------------------------------------------------
               5,200,000                              102,450.00                               0.0194
---------------------------------------- -------------------------------------- --------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

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                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
-----------------------------------------------------------------------------------------------------------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
-----------------------------------------------------------------------------------------------------------------
New Investors                     500,000               9.6%       $100,000.00         98%            $0.20
-----------------------------------------------------------------------------------------------------------------
Existing Shareholders           4,700,000              90.4%         $2,450.00          2%            $0.001
-----------------------------------------------------------------------------------------------------------------

                                 USE OF PROCEEDS

The gross proceeds of this offering will be $100,000. While Rule 419 permits 10% of the funds ($10,000) to be released from escrow to us, we do not intend to request release of these funds. This offering is not contingent on a minimum member of shares to be sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. We will receive these funds if we close a business combination.

We have not incurred and do not intend to incur any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering, estimated to be $10,000.

After the reconfirmation offering and the closing of a business combination, we will receive $100,000 less any amount returned to investors who did not reconfirm their investment under Rule 419.

Offering expenses referred to in the following table include filing, printing, legal, accounting, transfer agent and escrow agent fees. Management will pay these expenses estimated to be $10,000. All offering proceeds will be held in escrow pending a business combination.


                                                ASSUMING MAXIMUM OFFERING
                                                -------------------------
                                              AMOUNT                   PERCENT
                                              ------                   -------
Offering Expenses                                $Nil                     0%
Working Capital                              $100,000                    100%

Total                                        $100,000                    100%

The money we receive will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured bank account in either a certificate of deposit, interest bearing savings account or in short term Canadian or federal government securities as placed by City National Bank.

                                 CAPITALIZATION

The following table shows our capitalization as of February 29, 2000.

Stockholders' Equity:
Common stock, $0.0001 par value;
Authorized 100,000,000 shares,
Issued and outstanding
4,700,000 shares                                                $470

Additional paid-in capital                                     4,230

Deficit accumulated during the development period             (3,713)

Total stockholders equity                                        987

Total Capitalization                                             987

                             DESCRIPTION OF BUSINESS

We were incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to our shareholders, we have not commenced any operational activities. We are a blank check company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Our sole officer and director, Mr. Keith Ebert, has been instrumental in setting up our company. Mr. Ebert provides free office space to the company and has financed the company's costs to date. In consideration of Mr. Ebert's efforts, we issued Mr. Ebert 2,500,000 common shares at a deemed price of $0.001 per share.

The Securities and Exchange Commission defines blank check companies as any development stage company that is issuing a penny stock and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. Management does not intend to undertake any efforts to cause a market to develop in our securities until we have successfully implemented our business plan.

Investment Company Act of 1940
------------------------------

We will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934. Management believes we will not be subject to regulation under the Investment Company Act of 1940, since we will not be engaged in the business of investing or trading in securities.

                                PLAN OF OPERATION

We seek to acquire assets or shares of a business that generates revenues, in exchange for our shares. . When this registration statement becomes effective, our President will attempt to find an acquisition candidate. Our President has not engaged in any preliminary contact or discussions with any other company regarding the possibility of an acquisition or merger as of the date of this registration statement.

We will provide our shareholders with complete disclosure documentation concerning potential business opportunities. Disclosure is expected to be in the form of a proxy or information statement.

Our Director intends to obtain certain assurances of value, including statements of assets and liabilities, material contracts or accounts receivable statements before closing a transaction.

We will remain a shell corporation until a merger or acquisition candidate is identified. It is anticipated that our cash requirements will be minimal, and that all necessary capital will be provided by the directors or officers. We do not anticipate having to raise capital in the next twelve months. We do not expect to acquire any plant or significant equipment.

We have no full time employees. Mr. Keith Ebert is our only part time employee. Mr. Ebert has agreed to allocate a portion of his time to our activities, without compensation. Mr. Ebert anticipates that our business plan can be implemented by him devoting approximately ten (10) hours per month to our business affairs. We do not expect any significant changes in the number of employees.

General Business Plan
---------------------

Our purpose is to acquire an interest in a business which seeks the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business or, industry. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources.

We may seek a business combination with companies that have recently commenced operations. It is likely that any business we select will require additional capital to expand into new products or markets.

We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances and shortages of available capital, management believes there are numerous firms seeking the perceived benefits of a publicly registered corporation. Business opportunities may occur in different industries and at various stages of development.

We currently have no capital to provide to the owners of business opportunities. However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by Mr. Keith Ebert who is not a professional business analyst. Management intends to concentrate on identifying business opportunities that may be brought to our attention through Mr. Ebert's business associations. In analyzing prospective business opportunities, management will consider:


         *        the available technical, financial and managerial resources;

         *        working capital and other financial requirements;

         *        history of operations, if any;

         *        prospects for the future;

         *        nature of present and expected competition;

         * the quality and experience of management services that may be available and the depth of that management;

         * the potential for further research, development, or exploration;

         * specific risk factors which could be anticipated to impact our proposed activities;

         *        the potential for growth or expansion;

         *        the potential for profit;

         * the perceived public recognition of acceptance of products, services, or trades;

         *        name identification; and

         *        other relevant factors.

We expect to meet personally with management and key personnel of the business opportunity as part of our due diligence investigation. To the extent possible, we intend to utilize written reports and personal investigations to evaluate businesses. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

Our management will rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate using outside consultants or advisors, except for legal counsel and accountants. If we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate, as we have no cash assets.

We anticipate that we will incur nominal expenses in the implementation of our business plan. Because we have no capital to pay these anticipated expenses, present management will pay these charges with their personal funds, as interest free loans. If additional funding is necessary, management and or shareholders will continue to provide capital or arrange for additional outside funding. If a merger candidate cannot be found within a reasonable period of time, management will not continue to provide capital.

How Our Acquisition May be Structured
-------------------------------------

To close our business acquisition, we may become party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On closing, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. All sales will be made in compliance with the securities laws of the United States and any applicable state.

Management may visit material facilities, obtain independent verification of information and check references of management and key personnel. We will participate in a business opportunity only after the negotiation and signing of appropriate written agreements

Negotiations with target company management are expected to focus on the percentage of our company that the target company shareholders will acquire. Our percentage ownership in the combined company will likely be significantly lower than our current ownership interest.

Competition
-----------

We are an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital groups and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

                             DESCRIPTION OF PROPERTY

We have no properties and at this time have no agreements to acquire any properties. We intend to acquire assets or a business in exchange for our securities.

We operate from our offices at Suite 2901, 1201 Marinaside Crescent, Vancouver, British Columbia, V6Z 2V2, Canada. Space is provided to the Company on a rent free basis by Mr. Ebert, a director of the Company, and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                         NAME AND ADDRESS                  AMOUNT AND NATURE            PERCENT
TITLE OF CLASS           OF BENEFICIAL OWNER               OF BENEFICIAL OWNER          OF CLASS
--------------           -------------------               -------------------          --------
Common                   Keith Ebert                       2,500,000 shares             53.19%
                         Suite 2901                        Direct Ownership
                         1201 Marinaside Crescent
                         Vancouver, B.C.
                         V6Z 2V2

Common                   Management as a                   2,500,000 shares             53.19%
                         group                             Direct Ownership

The balance of our outstanding common stock is held by 44 persons.

                                   MANAGEMENT

Our director and officer is as follows:

NAME                            AGE             POSITION
----                            ---             --------
Keith Ebert                     35              C.E.O., Secretary, C.F.O. and Director


The above listed officer and director will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successors have been elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining directors. Our officer serves at the will of the Board of Directors. There are no family relationships between any executive officer or director.

Resumes
-------

Keith Ebert was appointed to his positions on October 30, 1999. He devotes his time on an as needed basis which he expects to be approximately ten hours per month.

Mr. Ebert is a qualified Mechanical Engineer BA Sc., MECH (UBC) (1987). For the two years preceding the date of this Registration Statement, Mr. Ebert has been self employed managing his investment portfolio. Mr. Ebert worked for Marleau, Lemire Securities Inc. from February, 1993 to July, 1995. Mr. Ebert worked for C.M. Oliver & Co. Ltd. from July, 1995 to May, 1997. Marleau, Lemire Securities Inc. and C.M. Oliver & Co. Ltd. were broker dealers registered by the Investment Dealers Association of Canada. Mr. Ebert was responsible for North American West Coast institutional sales in both posts. Mr. Ebert has diverse corporate finance experience across a broad spectrum of industries ranging from technology to resource. In addition to being a qualified mechanical engineer, Mr. Ebert has passed the Canadian Investment Dealers Association's branch manager's exam and partners, directors and officers' exam. Mr. Ebert acted as branch manager of C.M. Oliver & Co. Ltd. in London, England from October, 1995 to January, 1997.

Mr. Ebert has no prior experience as an officer or director of a blank check company, however he does have extensive direct experience in identifying emerging companies for investment and/or business combinations.

Conflicts of Interest
---------------------

Our sole officer and director is also an officer, director and shareholder of Fidelity Capital Concepts Limited, Lions Gate Investment Limited and Triple 8 Development Corporation. These three companies are also blank check companies.

Our officers and directors are now and may in the future become shareholders, officers or directors of blank check companies. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf and on behalf of other companies. We do not have a right of first refusal to opportunities that come to management's attention.

                             EXECUTIVE COMPENSATION

Mr. Ebert was issued 2,250,000 shares of our company at a deemed price of $0.001 per share in consideration for his services in organizing the company and acting as officer and director. Mr. Ebert purchased an additional 250,000 shares for cash at $0.001 per share.

No other compensation has been awarded to, earned by or paid to our officers and/or directors since our inception. Management has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations. As of the date of this registration statement, we have no funds available to pay officers or directors. Further, our director is not accruing any compensation pursuant to any agreement with us.


------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                    Awards            Payouts
------------------------------------------------------------------------------------------------------------------------
          (a)             (b)        (c)         (d)          (e)          (f)          (g)          (h)         (i)
------------------------------------------------------------------------------------------------------------------------
                                                             Other                                               All
                                                             Annual    Restricted   Securities                  Other
                                                             Comp-        Stock     Underlying      LTIP         Comp-
 Name and Principle                Salary       Bonus       ensation     Award(s)   Option/SARs    Payouts     ensation
      Position           Year        ($)         ($)          ($)          ($)          ($)          ($)         ($)
------------------------------------------------------------------------------------------------------------------------
Keith A. Ebert,          1999/       Nil         Nil          Nil          Nil          Nil          Nil         Nil
President, C.F.O. and    2000
Director
------------------------------------------------------------------------------------------------------------------------


If we successfully complete a merger or acquisition, it is possible that the company may employ or retain one or more members of our management for the purposes of providing services to the surviving entity. Management has agreed to disclose any discussions concerning possible employment to the Board of Directors and to abstain from voting on the transaction.


It is possible that management associates may refer a merger or acquisition candidate to us. In the event we complete a transaction with an entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. If compensation is in the form of cash, payment will be made by the acquisition or merger candidate. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which ranges up to ten (10%) percent of the transaction price. No member of management will receive a finders fee, either directly or indirectly, as a result of their efforts to implement our business plan.

No retirement, pension, profit sharing, stock option or insurance programs have been adopted by us for the benefit of our employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

There is no trading market for our common stock. There has been no trading market to date. Management has not discussed market making with any market maker or broker dealer. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price
------------

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

* that a broker or dealer approve a person's account for transactions in penny stocks; and

* the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

* obtain financial information and investment experience and objectives of the person; and

* make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form,

* sets forth the basis on which the broker or dealer made the suitability determination; and

* that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Escrow
------

The common stock under this offering will remain in escrow until the closing of a business combination under the requirements of Rule 419. There are currently 45 holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. Assuming our officer, director, current shareholders and any of their affiliates or associates purchase 80% of the shares in this offering, although this is not their current intention, current shareholders will own 96.67% of the outstanding shares upon completion of the offering.

Holders
-------

There are forty five (45) holders of our common stock. In October, 1999, we issued 2,450,000 shares for cash at $0.001 per share ($2,450) and 2,250,000 shares for services in formation and organization valued at $0.001 per share ($2,250.00). All of our issued and outstanding shares of common stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

Dividends
---------

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent
--------------

We do not have a transfer agent at this time.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 4,700,000 shares of common stock issued and outstanding as of the date of this filing.

Common Stock
------------

All shares of common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by shareholders. Our shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of our issued shares represented at any meeting where a quorum is present will be able to elect the entire Board of Directors. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution of preferred amounts. All shares of our common stock issued and outstanding are fully paid and non-assessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock out of funds legally available for that purpose. We have no intention to issue additional shares other than under this registration statement.

There are no outstanding options or warrants to acquire our shares. The 4,700,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. We are offering 500,000 shares of our common stock at $0.20 per share. Dilution to the investors in this offering shall be approximately $0.9806 per share.

                        SHARES ELIGIBLE FOR FUTURE RESALE

There is no public market for our common stock and we cannot assure you that a public market for our common stock will be developed or be sustained after this offering. Sales of common stock in the public market after this offering could cause our share price to drop and could adversely affect our ability to raise capital through an offering of shares.

Upon completion of this offering, we will have 5,200,000 shares outstanding. The 500,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by affiliates of Cascadia Capital Corporation. Sales of our shares to residents of Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington may only be effected by registration in those states.

                      WHERE CAN YOU FIND MORE INFORMATION?

We are not a reporting company, and are not subject to the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of 500,000 shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on October 31.

                              PLAN OF DISTRIBUTION

We offer the right to subscribe for 500,000 shares at $0.20 per share. No compensation is to be paid to any person for the offer and sale of the shares.

The offering shall be conducted by our president. Although he is associated person with us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

         He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

         He will restrict his participation to the following activities:

         A. Preparing written communications or delivering written communications through the mails or other means that does not involve oral solicitation by him of a potential purchaser; and

         B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; or

         C. Transactions involving offers and sales of our shares made under a plan or agreement submitted for the vote or consent of shareholders of any company we may acquire in connection with a merger or plan of acquisition involving the exchange of the acquired company's shares or assets for shares of our company.

Our shares may be sold under Rule 144 of the Securities Act of 1933 beginning one year after the shares were issued, provided such date is at least 90 days after the date of this prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods before the start of the distribution.

We Arbitrarily Determined Our of Offering Price
-----------------------------------------------

The initial offering price of $0.20 per share has been arbitrarily determined by us, and bears no relationship to our assets, earnings, book value or any other objective standard of value. Among the factors we considered were:

         A.       The lack of operating history;

         B.       The proceeds to be raised by the offering;

         C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

         D.       The current market conditions in the over-the-counter market

How You Can Buy Our Shares
--------------------------

You can purchase our shares by completing and signing the share purchase agreement which is attached to this prospectus. The completed share purchase agreement and your payment must be delivered to us before the expiration of our offering. The purchase price of $0.20 per share must be paid by check, bank draft or money order payable in U.S. dollars to "Cascadia Capital Corporation".

All funds received from investors will be placed into an escrow account until we have complied with Rule 419.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Antoine Devine of Evers & Hendrickson, LLP of San Francisco, California.

                                     EXPERTS

Our financial statements as of the four month period ended February 29, 2000, included in this prospectus and in the registration statement, have been included in reliance on the reports of Davidson & Company, independent certified public accountants, included in this prospectus, and upon the authority of, Davidson & Company, experts in accounting and auditing.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

The Nevada Revised Statutes authorize us to indemnify directors or officers under certain circumstances and subject to certain limitations. Our Bylaws provide for the indemnification of directors and officers to the full extent permitted by Nevada law.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

In the opinion of the U.S. Securities and Exchange Commission, indemnification for liabilities arising under the "33 Act to officers, directors or persons controlling us is against public policy as expressed in the '33 Act, and is therefore unenforceable.

                              FINANCIAL STATEMENTS

The following financial statements are attached to this report and filed as a part of this Registration Statement.

F-1      Financial Statements

                          CASCADIA CAPITAL CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                FEBRUARY 29, 2000

                        [DAVIDSON & COMPANY LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Cascadia Capital Corporation
(A Development Stage Company)


We have audited the balance sheet of Cascadia Capital Corporation (A Development Stage Company) as at February 29, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the period from incorporation on October 29, 1999 to February 29, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 29, 2000 and the results of its operations, changes in stockholders' equity and its cash flows for the period from incorporation on October 29, 1999 to February 29, 2000 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss since inception and has had no revenues and has a minimal working capital position at February 29, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are describe in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                          "DAVIDSON & COMPANY"

Vancouver, Canada                                         Chartered Accountants

April 11, 2000



                          A Member of SC INTERNATIONAL

 Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372, Pacific
                           Centre, Vancouver, BC, Canada,
                                     V7Y 1G6
                     Telephone (604) 687-0947 Fax (604) 687-6172

CASCADIA CAPITAL CORPORATION
(A Development Stage Company)
BALANCE SHEET
FEBRUARY 29, 2000


===============================================================================================================================

ASSETS

CURRENT

    Cash                                                                                                       $         2,487
===============================================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT

    Accounts payable and accrued liabilities                                                                   $         1,500
                                                                                                               ---------------


STOCKHOLDERS' EQUITY

    Capital stock
       Authorized
             100,000,000  common shares with a par value of $0.0001
       Allotted
               4,700,000  common shares                                                                                    470

    Additional paid-in capital                                                                                           4,230

    Deficit accumulated during the development stage                                                                    (3,713)
                                                                                                               ---------------

                                                                                                                           987
                                                                                                               ---------------
                                                                                                               $         2,487

===============================================================================================================================

ON BEHALF OF THE BOARD:


/s/ Keith Ebert, Sole Director
---------------------------------------------


    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION

(A Development Stage Company)
STATEMENT OF OPERATIONS
PERIOD FROM INCORPORATION ON OCTOBER 29, 1999 TO FEBRUARY 29, 2000

===============================================================================================================================
EXPENSES

    Office and miscellaneous                                                                                  $         2,213
    Professional fees                                                                                                   1,500
                                                                                                              ---------------

LOSS FOR THE PERIOD                                                                                           $         3,713
===============================================================================================================================


BASIC AND DILUTED LOSS PER SHARE                                                                              $        (0.01)
===============================================================================================================================


WEIGHTED AVERAGE SHARES ALLOTTED                                                                                    4,700,000
===============================================================================================================================




    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION

(A Development Stage Company)
STATEMENT OF CASH FLOWS
PERIOD FROM INCORPORATION ON OCTOBER 29, 1999 TO FEBRUARY 29, 2000

===============================================================================================================================


CASH FLOWS FROM OPERATING ACTIVITIES

    Loss for the period                                                                                        $        (3,713)
    Item not affecting cash:
       Common shares allotted for services                                                                               2,250

    Changes in non-cash working capital items:
       Increase in accounts payable and accrued liabilities                                                              1,500
                                                                                                               ---------------

    Net cash provided by operating activities                                                                               37
                                                                                                               ---------------


CASH FLOWS FROM INVESTING ACTIVITIES
    Net cash used in investing activities                                                                                   -
                                                                                                               --------------


CASH FLOWS FROM FINANCING ACTIVITIES

    Share subscriptions received in advance                                                                              2,450
                                                                                                               ---------------

    Net cash provided by financing activities                                                                            2,450
                                                                                                               ---------------


CHANGE IN CASH POSITION DURING THE PERIOD                                                                                2,487


CASH POSITION, BEGINNING OF THE PERIOD                                                                                      -
                                                                                                               --------------


CASH POSITION, END OF THE PERIOD                                                                               $         2,487

===============================================================================================================================
SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:

    Cash paid for income taxes                                                                                 $            -
    Cash paid for interest                                                                                     $            -
===============================================================================================================================

SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  OPERATING,   INVESTING,   AND  FINANCING
ACTIVITIES:

    Common shares allotted for services                                                                        $         2,250
===============================================================================================================================


    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

===============================================================================================================================


                                                                                                     Deficit
                                                                                                 Accumulated
                                                     Common Stock                Additional       During the            Total
                                           ---------------------------------        Paid-in      Development    Stockholders'
                                                    Shares           Amount         Capital            Stage           Equity
------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 29, 1999                              -    $           -    $           -   $           -    $           -

    Common shares allotted                     2,250,000              225            2,025               -             2,250

    Common shares allotted for cash            2,450,000              245            2,205               -             2,450

    Loss for the period                                -                -                -           (3,713)          (3,713)
                                           --------------   --------------   --------------  --------------   --------------
BALANCE, FEBRUARY 29, 2000                      4,700,000   $          470   $        4,230  $       (3,713)  $          987
===============================================================================================================================

    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 29, 2000
================================================================================

1.       ORGANIZATION OF THE COMPANY

         The Company was incorporated on October 29, 1999 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada. In accordance with Statement of Financial Accounting Standards No. 7 "Accounting and Reporting by Development Stage Companys", the Company is deemed to be in the Development Stage.

         The Company is a "Blank Check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

2.       GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on advancing funds on an as needed basis and in the longer term, deriving cash from revenue from the operations of the merger or acquisition candidate, if found. The Company's ability to continue as a going concern is dependent on these additional management advances, and, ultimately, upon achieving profitable operations through a merger or acquisition candidate.

         ==================================================================
                                                              February 29,
                                                                      2000
         -----------------------------------------------------------------
         Deficit                                            $       (3,713)
         Working capital                                               987
         =================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

CASCADIA CAPITAL CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 29, 2000
================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the Financial Accounting Standards Board issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         REPORTING ON COSTS OF START-UP ACTIVITIES

         In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle. The adoption by the Company of SOP 98-5 during the period resulted in the Company expensing all startup costs.

         COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of February 29, 2000.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

         LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

4.       CAPITAL STOCK

         On November 1, 1999, the Company allotted 2,450,000 of its common shares for proceeds of $2,450 and allotted 2,250,000 of its common shares at a deemed value of $2,250 for services rendered.

         Proposed public offering of common stock

         The Company is preparing to commence with a "Blank Check" offering subject to Rule 419 of the Securities Act of 1933, as amended, for 100,000 common shares to be sold at a price of $1.00 per share.

CASCADIA CAPITAL CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 29, 2000
================================================================================

4.       CAPITAL STOCK (cont'd.....)

         Rule 419 requirements

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and deal allowances issued, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the company and to the investors, respectively, only after the company has met the following three basic conditions. First, the company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the company must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not
         reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

5.       RELATED PARTY TRANSACTION

         During the period ended February 29, 2000, the Company allotted 2,250,000 common shares at a deemed value of $2,250 to a director of the Company in exchange for services rendered.

6.       INCOME TAXES

         For income tax purposes, the Company has a net operating loss carryforward ("NOL") at February 29, 2000 of approximately $3,700 expiring in 2014 if not offset against future federal taxable income. There may be certain limitations as to the future annual use of the NOLs due to certain changes in the Company's ownership.

         Income tax benefit attributable to net loss differed from the amount computed by applying the statutory Federal Income tax rate applicable for each period as a result of the following:

                           Computed "expected" tax benefit                                 $       1,200
                           Decrease in tax benefit resulting from net operating loss
                               for which no benefit is currently available                        (1,200)
                                                                                           -------------

                                                                                           $          -
                                                                                           =============


         The Company has deferred tax assets of approximately $1,200 at February 29, 2000, resulting primarily from net operating loss carryforwards. The deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding their future realization.

CASCADIA CAPITAL CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 29, 2000
================================================================================

7.       FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

8.       UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

                                     PART II

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article VI of our Bylaws states certain indemnification rights. Our Bylaws provide that we possess and may exercise powers of indemnification for officers, directors, employees, agents and other persons. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used to satisfy any liabilities subject to indemnification.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All expenses of our offering are being paid by management. These expenses include registration fees of $26.40, accounting fees of $1,250 and legal fees of approximately $2,500.

                     RECENT SALES OF UNREGISTERED SECURITIES

On November 1, 1999, we issued 2,450,000 common shares at $0.001 per share to 45 subscribers who are friends, relatives or business associates of management. The sale of our common shares was not a public offering and no underwriter or agent was used. We relied on the exemption contained in section 4(2) of the Securities Act of 1933. We issued an additional 2,250,000 common shares at a deemed price of $0.001 per share to Mr. Keith Ebert, the Company's current sole director and officer in consideration for his services in organizing the Company and seeking an acquisition. The value of the services rendered is $2,250.

Item 27  Exhibits

3.1*     Articles of Incorporation
3.3*     Bylaws
5.1 Opinion of Evers & Hendrickson with respect to the legality of the shares being registered
23.1*    Consent of Davidson & Company
23.2     Consent of Evers & Hendrickson (included in Exhibit 5.1)
27.1*    Financial Data Schedule
99.1     Subscription Agreement

*        Previously Filed

Item 28 -- Undertakings

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on July 18, 2000.

                                            CASCADIA CAPITAL CORPORATION

                                            /s/ Keith Ebert
                                            ------------------------------------
                                            Keith Ebert, President,
                                            Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
/s/ Keith Ebert                             President, C.F.O.                   July 18, 2000
---------------                             and Director
Keith Ebert

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                                   APPENDIX A

              _____________ SHARES OF CASCADIA CAPITAL CORPORATION

                            SHARE PURCHASE AGREEMENT

To:      The Nevada Agency and Trust Company
         Suite 880, 50 West Liberty Street, Reno, Nevada   89501

Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the prospectus dated ___________, 2000, and am aware of the risk factors contained in the prospectus. I represent that I have relied solely on the contents of the prospectus in making an investment decision to purchase the shares offered by Cascadia Capital Corporation, and I have not relied on any other statements made by or with regard to the company in connection with its anticipated operations or financial performance.

THE UNDERSIGNED ACKNOWLEDGES THAT CITY NATIONAL BANK IS ACTING SOLELY AS ESCROW HOLDER IN CONNECTION WITH THE OFFERING OF THE SHARES OF CASCADIA CAPITAL CORPORATION, AND MAKES NO RECOMMENDATION WITH RESPECT TO THOSE SHARES. CITY NATIONAL BANK HAS MADE NO INVESTIGATION REGARDING THE OFFERING, THE ISSUER OR ANY OTHER PERSON OR ENTITY INVOLVED IN THE OFFERING.

_____________________________               ______________________________
(Signature)                                          (Date)

_____________________________               ______________________________
(Signature)                                          (Date)

Enclosed is payment for ________ shares at $________; Total: $____________

Register the shares in the following name(s) and amount(s):
(Please Print)
Name(s):  ________________________________________________________________

Number of share(s):        ________________
As (check one) [ ] Individual [ ] Joint Tenancy [ ] Husband & Wife as community property[ ] Tenants in Common [ ] Corporation [ ] Trust [ ] Other:

For the person(s) who will be registered shareowners:
Mailing Address:  ______________________________________________________________
City, State, Zip: ______________________________________________________________
Telephone:        ______________________________________________________________
Social Security or Taxpayer ID Number(s):   ____________________________________

Note: Please attach any instructions for mailing the certificates or shareowner communications other than to the registered shareowner at this address.

No Subscription Is Effective Until Acceptance.
Subscription Accepted by Cascadia Capital Corporation:


_________________________
Keith Ebert, President                               Date _____________________